SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2012

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida	32226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As previously disclosed, on November 16, 2011, Trailer Bridge, Inc., a Delaware corporation (the “Company”), filed a voluntary petition in the United States Bankruptcy Court for the Middle District of Florida seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”). The Company’s case has been assigned the following case number, Case No. 3:11-bk-08348, by the Bankruptcy Court.

On February 20, 2012, the Company filed its monthly operating report for the period from January 1, 2012 through January 31, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report can be viewed and printed free of charge at www.kccllc.net/TrailerBridge.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Cautionary Statement Regarding Forward-Looking Statements

This report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this report include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include, (i) potential adverse impact of the bankruptcy case on our business, financial condition or results of operations, including our ability to maintain contracts and other customary and vendor relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our bankruptcy case; (ii) our ability to maintain adequate liquidity to fund our operations during the bankruptcy case and to fund a plan of reorganization and thereafter, including maintaining normal terms with our vendors and service providers during the bankruptcy case and complying with the covenants and other terms of our financing agreements; (iii) our ability to obtain court approval with respect to motions in the bankruptcy case prosecuted from time to time and to develop, prosecute, confirm and consummate a plan of reorganization with respect to the bankruptcy case and to consummate all of the transactions contemplated by such plan of reorganization; (iv) risks associated with third party seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 Case to a Chapter 7 case; and (v) those factors identified in our filings with the Securities and Exchange Commission as may be accessed at www.sec.gov.

An additional description of the Company’s risk factors is described in Part 1 – Item 1A. “Risk Factors” filed on Form 10-K for the year ended December 31, 2010 and the risk factors described in Part 11 – Item 1A. “Risk Factors” on Form 10-Q for the quarter ended September 30, 2010. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: February 23, 2012	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Co-Chief Executive Officer and General Counsel

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